EXHIBIT 10.7

EXECUTION VERSION

Those portions of the Schedules to this
Agreement marked with an [*] have been omitted
pursuant to a request for confidential treatment
and have been filed separately with the SEC.

Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4)
and 230.24b-2

SECURITY AGREEMENT

by

ABERCROMBIE & FITCH MANAGEMENT CO.
as Lead Borrower

and

THE OTHER BORROWERS AND GUARANTORS PARTY HERETO
FROM TIME TO TIME

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

Dated as of August 7, 2014

	TABLE OF CONTENTS
		Page
PREAMBLE		1
RECITALS		1
AGREEMENT		2
	ARTICLE I.
	DEFINITIONS AND INTERPRETATION
SECTION 1.1.	Definitions	2
SECTION 1.2.	Interpretation	7
SECTION 1.3.	Information Certificate	7
	ARTICLE II.
	GRANT OF SECURITY AND SECURED OBLIGATIONS
SECTION 2.1.	Pledge; Grant of Security Interest	7
SECTION 2.2.	Secured Obligations	8
SECTION 2.3.	Security Interest	8
	ARTICLE III.
	PERFECTION; SUPPLEMENTS;
	ACTIONS WITH RESPECT TO CERTAIN COLLATERAL
SECTION 3.1.	Delivery of Certificated Securities Collateral	9
SECTION 3.2.	Perfection of Uncertificated Securities Collateral	9
SECTION 3.3.	Financing Statements and Other Filings; Maintenance of Perfected Security Interest	10
SECTION 3.4.	Other Actions	10
	ARTICLE IV.
	REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 4.1.	Title	13
SECTION 4.2.	Limitation on Liens; Defense of Claims; Transferability of Collateral	13
SECTION 4.3.	Location of Inventory and Equipment	14
SECTION 4.4.	Condition and Maintenance of Equipment	14
SECTION 4.5.	Due Authorization and Issuance	14
SECTION 4.6.	No Conflicts, Consents, etc.	14
SECTION 4.7.	Collateral	14
SECTION 4.8.	Insurance	15
SECTION 4.9.	Access to Collateral, Books and Records; Other Information	15
ARTICLE V.
	CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL
SECTION 5.1.	Pledge of Additional Securities Collateral	15
SECTION 5.2.	Voting Rights; Distributions; etc.	16
SECTION 5.3.	Organization Documents	17
SECTION 5.4.	Defaults, Etc	17
SECTION 5.5.	Certain Agreements of Grantors As Issuers and Holders of Equity Interests	17
	ARTICLE VI.
	CERTAIN PROVISIONS CONCERNING INTELLECTUAL
	PROPERTY COLLATERAL
SECTION 6.1.	Grant of License	18
SECTION 6.2.	Registrations	18
SECTION 6.3.	No Violations or Proceedings	18
SECTION 6.4.	Protection of Agent’s Security	18
SECTION 6.5.	After-Acquired Property	19
SECTION 6.6.	Modifications	20
SECTION 6.7.	Litigation	20
SECTION 6.8.	Third Party Consents	20
	ARTICLE VII.
	CERTAIN PROVISIONS CONCERNING CREDIT CARD
	RECEIVABLES AND ACCOUNTS
SECTION 7.1.	Special Representations and Warranties	20
SECTION 7.2.	Maintenance of Records	20
SECTION 7.3.	Modification of Terms, Etc.	21
SECTION 7.4.	Collection	21
	ARTICLE VIII.
	REMEDIES
SECTION 8.1.	Remedies	22
SECTION 8.2.	Notice of Sale	23
SECTION 8.3.	Waiver of Notice and Claims	24
SECTION 8.4.	Certain Sales of Collateral	24
SECTION 8.5.	No Waiver; Cumulative Remedies	25
SECTION 8.6.	Certain Additional Actions Regarding Intellectual Property	25
SECTION 8.7.	Application of Proceeds	26
	ARTICLE IX.
	MISCELLANEOUS
SECTION 9.1.	Concerning the Agent	26
SECTION 9.2.	Agent May Perform; Agent Appointed Attorney-in-Fact	27
SECTION 9.3.	Expenses	27
SECTION 9.4.	Continuing Security Interest; Assignment	27
SECTION 9.5.	Termination; Release	28
SECTION 9.6.	Modification in Writing	29
SECTION 9.7.	Notices	29
SECTION 9.8.	GOVERNING LAW	29
SECTION 9.9.	CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL	29
SECTION 9.10.	Severability of Provisions	30
SECTION 9.11.	Execution in Counterparts; Effectiveness	31
SECTION 9.12.	No Release	31
SECTION 9.13.	Obligations Absolute	31
SECTION 9.14.	Intercreditor Agreement	32
SECTION 9.15.	Conflict	32

SIGNATURES
EXHIBIT 1	Form of Securities Pledge Amendment
SCHEDULE I	Intercompany Notes
SCHEDULE II	Filings, Registrations and Recordings
SCHEDULE III	Pledged Interests
SCHEDULE IV	Intellectual Property

-i-

SECURITY AGREEMENT
SECURITY AGREEMENT dated as of August 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Security Agreement”) made by (i) ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation, as lead borrower for itself and the other Borrowers (the “Lead Borrower”), (ii) THE OTHER BORROWERS LISTED ON THE SIGNATURE PAGES HERETO (together with the Lead Borrower, the “Original Borrowers”) OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Additional Borrowers,” and together with the Original Borrowers, the “Borrowers”), and (iii) THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the “Original Guarantors”) AND THE OTHER GUARANTORS FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Additional Guarantors,” and together with the Original Guarantors, the “Guarantors”), as pledgors, assignors and debtors (the Borrowers, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Grantors,” and each, a “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at One Boston Place, 19th Floor, Boston, Massachusetts 02108, in its capacity as administrative agent and collateral agent for the Credit Parties (as defined in the Credit Agreement, defined below) pursuant to the Credit Agreement, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Agent”). PREAMBLE
R E C I T A L S :
A.    The Borrowers, the Agent, and the Lenders party thereto, among others, have, in connection with the execution and delivery of this Security Agreement, entered into that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
B.    The Original Guarantors have, pursuant to that certain Guaranty dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), among other things, unconditionally guaranteed the Guaranteed Obligations (as defined in the Guaranty).
C.    The Borrowers and the Guarantors will receive substantial benefits from the execution, delivery and performance of the Obligations and the Guaranteed Obligations and each is, therefore, willing to enter into this Security Agreement.
D.    This Security Agreement is made by each Grantor in favor of the Agent for the benefit of the Credit Parties to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).
E.    It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and a condition to the L/C Issuer’s issuing Letters of Credit under the Credit Agreement that each Grantor execute and deliver the applicable Loan Documents, including this Security Agreement.

A G R E E M E N T:
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Agent hereby agree as follows:
ARTICLE I.

DEFINITIONS AND INTERPRETATION

SECTION 1.1.        Definitions.

(a)Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b)Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c)The following terms shall have the following meanings:

“Account Control Agreements” shall mean, collectively, the Deposit Account Control Agreements and the Securities Account Control Agreements.
“Additional Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
“Agent” shall have the meaning assigned to such term in the Preamble hereof.
“Borrowers” shall have the meaning assigned to such term in the Preamble hereof.
“Claims” shall mean any and all property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral.
“Collateral” shall have the meaning assigned to such term in SECTION 2.1 hereof.
“Control” shall mean (i) in the case of each DDA, “control,” as such term is defined in Section 9 104 of the UCC, and (ii) in the case of any security entitlement, “control,” as such term is defined in Section 8 106 of the UCC.
“Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights (whether statutory or common Law, whether established or registered in the United States whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, including, without limitation, the registrations and applications listed on Schedule IV hereto, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.
“Deposit Account Control Agreement” means with respect to a DDA established by a Grantor (but excluding, for the avoidance of doubt, any Excluded DDA), an agreement, in form and substance reasonably satisfactory to the Agent, establishing Control of such DDA by the Agent and whereby the Blocked Account Bank maintaining such DDA agrees, upon notice received by such Blocked Account Bank from the Agent, which notice may only be sent upon the occurrence and during the continuance of a Cash Dominion Event, to comply only with the instructions originated by the Agent without the further consent of any Grantor.
“Distributions” shall mean, collectively, with respect to each Grantor, all Restricted Payments from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.
“Excluded Property” shall mean the following:
(i) any owned Real Estate other than Material Real Property and all leasehold interests; (ii) any motor vehicles and other assets subject to certificates of title; (iii) any Letter-of-Credit Right with a value of less than $2,000,000.00; (iv) any Commercial Tort Claims with a value of less than $2,000,000.00; (v) pledges and security interests prohibited by applicable Law, rule or regulation; (vi) pledges and security interests in contracts a security interest in which is prohibited by a term, provision or condition of or under such contract (except only to the extent that such term, provision or condition would be rendered unenforceable against any Grantor pursuant to Sections 9-406, 9-407, or 9-408 of the UCC); (vii) Equity Interests in any person other than Restricted Subsidiaries to the extent not permitted by the terms of such Subsidiary’s organizational or joint venture documents; (viii) assets to the extent a security interest in such assets would result in adverse tax consequences (including as a result of the operation of Section 956 of the IRS Code or any similar Law or regulation in any applicable jurisdiction) as reasonably determined by the Lead Borrower and the Agent; (ix) any Lease, License or other agreement, or any personal property subject to any purchase money Indebtedness permitted under the Loan Documents, to the extent that a grant of a security interest therein would violate or invalidate such Lease, License or other agreement, or purchase money arrangement, or would create a right of termination in favor of any other party thereto (other than any Credit Party) after giving effect to the applicable anti-assignment provisions of the UCC, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition; (x) those assets as to which the Agent and the Lead Borrower reasonably agree that the cost of obtaining or perfecting a security interest in such assets is excessive in relation to the benefit to the Credit Parties of the security to be afforded thereby; (xi) Equity Interests in excess of 65% of the total outstanding voting capital stock or other Equity Interests of any CFC or CFC Holdco or any of the capital stock or other Equity Interests of any indirect Foreign Subsidiary; (xii) foreign Collateral (other than capital stock or other Equity Interests of any Foreign Subsidiary, to the extent not excluded pursuant to clause (xi) above) and (xiii) foreign Intellectual Property;
provided, however, that (x) no asset shall be “Excluded Property” unless it is also “Excluded Property” under the Term Facility and (y) “Excluded Property” shall not include any proceeds, substitutions or replacements of any Excluded Property referred to in preceding clauses (i) through (xiii) (unless such proceeds, substitutions or replacements would independently constitute Excluded Property referred to in such clauses (i) through (xiii)).

“Goodwill” shall mean, collectively, with respect to each Grantor, the goodwill connected with such Grantor’s business including, without limitation, (i) all goodwill connected with the use of and symbolized by any Trademark, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Grantor’s business.
“Grantor” shall have the meaning assigned to such term in the Preamble hereof.
“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
“Guaranty” shall have the meaning assigned to such term in Recital B hereof.
“Information Certificate” shall mean that certain Information Certificate dated as of the date hereof, executed and delivered by each Grantor in favor of the Agent for the benefit of the Credit Parties, and each other Information Certificate (which shall be in form and substance reasonably acceptable to the Agent) executed and delivered by the applicable Additional Borrower or Additional Guarantor in favor of the Agent for the benefit of the Credit Parties contemporaneously with the execution and delivery of a joinder agreement executed in accordance with Section 6.12 of the Credit Agreement, in each case, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.
“Intellectual Property” shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.
“Intercompany Notes” shall mean, with respect to each Grantor, all intercompany notes described on Schedule I hereto and each intercompany note hereafter acquired by such Grantor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Lead Borrower” shall have the meaning assigned to such term in the Preamble hereof.
“Letters of Credit” unless the context otherwise requires, shall have the meaning given to such term in the UCC.
“Licenses” shall mean, collectively, with respect to each Grantor, all license and distribution agreements with any other Person with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Grantor is a licensor or licensee, or distributor or distributee, under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.
“Material Intellectual Property” means, with respect to any Grantor, any items of Intellectual Property of such Grantor that are material to the conduct of the business or operations of such Grantor or that of the Grantors (taken as a whole).
“Patents” shall mean, collectively, with respect to each Grantor, all patents issued or assigned to and all United States patent applications made by such Grantor, including, without limitation, those patents, patent applications listed on Schedule IV hereto, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
“Pledged Interests” shall mean, collectively, with respect to each Grantor, all Equity Interest in any issuer owned by any Grantor now existing or hereafter acquired or formed, including, without limitation, all Equity Interests of any such issuer owned by a Grantor described in Schedule III hereof, together with all rights, privileges, authority and powers of such Grantor relating to such Equity Interests issued by any such issuer under the Organization Documents of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner, and all other Investment Property owned by such Grantor; provided, however, that to the extent applicable, Pledged Interests shall not include any Pledged Interests that otherwise constitute Excluded Property.

“Pledged Securities” shall mean, collectively, the Pledged Interests and the Successor Interests.
“Secured Obligations” shall mean the Obligations (as defined in the Credit Agreement) and the Guaranteed Obligations; provided, however, that Other Liabilities shall be Secured Obligations solely to the extent that there is sufficient Collateral following satisfaction of the Obligations described in clause (a) of the definition of Obligations.
“Securities Account Control Agreement” means with respect to a Securities Account established by a Grantor, an agreement, in form and substance satisfactory to the Agent, establishing Control of such Securities Account by the Agent and whereby the Securities Intermediary maintaining such Securities Account agrees, upon notice received by such Securities Intermediary from the Agent, to comply only with the instructions originated by the Agent without the further consent of such Grantor.
“Securities Act” means the Securities Exchange Act of 1934 and the applicable regulations promulgated by the Securities and Exchange Commission pursuant thereto.
“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.
“Security Agreement” shall have the meaning assigned to such in the Preamble hereof.
“Successor Interests” shall mean, collectively, with respect to each Grantor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Grantor (unless such successor is such Grantor itself) formed by or resulting from any consolidation or merger in which any Person listed in Section I of the Information Certificate is not the surviving entity; provided, however, that Successor Interests shall not include shares or interests that would otherwise constitute Excluded Property.
“Trademarks” shall mean, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URLs), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether statutory or common law), including, without limitation, the registrations and applications listed on Schedule IV hereto, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

SECTION 1.2.        Interpretation. The rules of interpretation specified in Article I of the Credit Agreement shall be applicable to this Security Agreement.

SECTION 1.3.        Information Certificate. The Agent and each Grantor agree that the Information Certificate, and all schedules, amendments and supplements thereto are and shall at all times remain a part of this Security Agreement.

ARTICLE II.

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.        Pledge; Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges and grants to the Agent for its benefit and for the benefit of the other Credit Parties, a Lien on and security interest in and to all of the right, title and interest of such Grantor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(i)	all Accounts;

(ii)	all Goods, including Equipment, Inventory and Fixtures;

(iii)	all Documents, Instruments and Chattel Paper;

(iv)	all Letters of Credit and Letter-of-Credit Rights;

(v)	all Securities Collateral;

(vi)	all Investment Property;

(vii)	all Intellectual Property;

(viii)	all Commercial Tort Claims, including, without limitation, those described in Section IV of the Information Certificate;

(ix)	all General Intangibles;

(x)	all Deposit Accounts;

(xi)	all Supporting Obligations;

(xii)	all books and records relating to the Collateral; and

(xiii)
to the extent not covered by clauses (i) through (xii) of this sentence, all other personal property of such Grantor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xiii) above, the security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property. The Grantors shall from time to time at the request of the Agent give written notice to the Agent identifying in reasonable detail the Excluded Property and shall provide to the Agent such other information regarding the Excluded Property as the Agent may reasonably request. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, no representation or warranty is made with respect to the creation or perfection of a security interest in any property to the extent that such creation or perfection is not required under the terms of the Loan Documents.
SECTION 2.2.        Secured Obligations. This Security Agreement secures, and the Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.

SECTION 2.3.        Security Interest. (a) Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including, without limitation, (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) a description of the Collateral as “all assets of the Grantor, wherever located, whether now owned or hereafter acquired” and (iii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Agent promptly upon request by the Agent.

(b)    Each Grantor hereby ratifies its authorization for the Agent to file in any relevant jurisdiction any financing statements relating to the Collateral if filed prior to the date hereof.
(c)    Each Grantor hereby further authorizes the Agent to file filings with the United States Patent and Trademark Office and United States Copyright Office (or any successor office or any similar office in any other country) or other necessary documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder in any Material Intellectual Property, without the signature of such Grantor, and naming such Grantor, as debtor, and the Agent, as secured party.

ARTICLE III.

PERFECTION; SUPPLEMENTS;
ACTIONS WITH RESPECT TO CERTAIN COLLATERAL

SECTION 3.1.        Delivery of Certificated Securities Collateral. Except as set forth on Schedule 6.19 to the Credit Agreement, each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Agent has a perfected first priority security interest therein (subject to Liens in favor of the Term Agent having the priority set forth in the Intercreditor Agreement). Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Grantor after the date hereof, shall promptly (and in any event within five (5) Business Days) upon receipt thereof by such Grantor be delivered to and held by or on behalf of the Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. The Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuation of any Event of Default, the Agent shall have the right with written notice to the Borrower at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank.

SECTION 3.2.        Perfection of Uncertificated Securities Collateral Each Grantor represents and warrants that the Agent has or will have upon the filing of the applicable financing statements described in Section 3.3, a perfected security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof and that the applicable Organization Documents do not require the consent of the other shareholders, members, partners or other Person to permit the Agent or its designee to be substituted for the applicable Grantor as a shareholder, member, partner or other equity owner, as applicable, thereto. Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable Law and upon the request of the Agent, and if necessary to perfect a security interest in such uncertificated Pledged Securities, (a) cause such pledge to be recorded on the equityholder register or the books of the issuer, and (b) execute customary pledge forms or other documents necessary or reasonably requested to complete the pledge and give the Agent the right to transfer such Pledged Securities under the terms hereof.

SECTION 3.3.        Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Grantor represents and warrants that the only filings, registrations and recordings necessary and appropriate to create, preserve, protect, publish notice of and perfect the security interest granted by each Grantor to the Agent (for the benefit of the Credit Parties) pursuant to this Security Agreement in respect of the Collateral are listed on Schedule II hereto. Each Grantor represents and warrants that all such filings, registrations and recordings have been delivered to the Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule II. Each Grantor agrees that at the sole cost and reasonable expense of the Grantors, (i) such Grantor will maintain the security interest created by this Security Agreement in the Collateral as a perfected first priority security interest (subject to Liens in favor of the Term Agent having the priority set forth in the Intercreditor Agreement) and shall defend such security interest against the claims and demands of all Persons (other than with respect to Permitted Encumbrances), and (ii) at any time and from time to time, upon the written request of the Agent, such Grantor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Agent may reasonably request, including the filing of any financing statements, continuation statements and other documents (including this Security Agreement) under the UCC (or other applicable Laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Account Control Agreements, all in form reasonably satisfactory to the Agent and in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) wherever required by applicable Law in each case to perfect, continue and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein, and being subject to Liens in favor of the Term Agent having the priority set forth in the Intercreditor Agreement, and to preserve the other rights and interests granted to the Agent hereunder, as against the Grantors and third parties (other than with respect to Permitted Encumbrances), with respect to the Collateral.

SECTION 3.4.        Other Actions. In order to further evidence the attachment, perfection and priority of, and the ability of the Agent to enforce, the Agent’s security interest in the Collateral, each Grantor represents, warrants and agrees, in each case at such Grantor’s own expense, with respect to the following Collateral that:

(a)    Instruments and Tangible Chattel Paper. As of the date hereof, (i) no amount payable under or in connection with any of the Collateral is evidenced by any Instrument (other than a check to be deposited) or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Section II. D. of the Information Certificate and (ii) except as set forth on Schedule 6.19 to the Credit Agreement, each Instrument and each item of Tangible Chattel Paper listed in Section II. D. of the Information Certificate, to the extent requested by the Agent, has been properly endorsed, assigned and delivered to the Agent, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank. If any amount payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to Agent exceeds $2,000,000.00 in the aggregate for all Grantors, the Grantor acquiring such Instrument or Tangible Chattel Paper shall promptly endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may reasonably request from time to time.

(b)    Investment Property. (i) As of the date hereof (1) it has no Securities Accounts other than those listed in Section II.B. of the Information Certificate and (2) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities with respect to which the Agent has a perfected first priority security interest in such Pledged Securities (subject to Liens in favor of the Term Agent having the priority set forth in the Intercreditor Agreement).

(ii)
On or prior to the date that is ninety (90) days following the Closing Date (as such time period may be extended by Agent in its sole discretion), it will enter into a duly authorized, executed and delivered Securities Account Control Agreement with respect to each Securities Account listed in Section II.B. of the Information Certificate with respect to which the Agent has a perfected first priority security interest in such Securities Accounts by Control.

(iii)
If any Grantor shall at any time hold or acquire any certificated Pledged Securities, other than any interests constituting Excluded Property, such Grantor shall promptly notify the Agent thereof and endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Agent. Each Grantor shall accept any cash and Investment Property which are proceeds of the Pledged Interests in trust for the benefit of the Agent and promptly upon receipt thereof, deposit any cash received by it into a Controlled Account. No Grantor shall grant Control over any Pledged Securities to any Person other than the Agent (except with respect to Liens in favor of the Term Agent having the priority set forth in the Intercreditor Agreement).

(iv)
No Grantor shall hereafter establish and maintain any Securities Account with any Securities Intermediary unless (1) the applicable Grantor shall have given the Agent ten (10) Business Days’ prior written notice of its intention to establish such new Securities Account with such Securities Intermediary, (2) such Securities Intermediary shall be reasonably acceptable to the Agent and (3) such Securities Intermediary and such Grantor shall have duly executed and delivered a Securities Account Control Agreement with respect to such Securities Account. The Agent agrees with each Grantor that the Agent shall not give any entitlement orders or instructions or directions to any Securities Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless a Cash Dominion Event has occurred and is continuing.

(v)
As between the Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the Control of, the Agent, a Securities Intermediary, any Grantor or any other Person; provided, however, that nothing contained in this SECTION 3.4(b) shall release or relieve any Securities Intermediary of its duties and obligations to the Grantors or any other Person under any Account Control Agreement or under applicable Law. Each Grantor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Pledged Securities. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Agent may do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Agent for all reasonable and documented costs and expenses incurred by the Agent under this SECTION 3.4(b) and under SECTION 9.3 hereof.

(c)    Electronic Chattel Paper and Transferable Records. As of the date hereof no amount payable under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction). If any amount payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Agent thereof and shall take such action as the Agent may reasonably request to vest in the Agent control under UCC Section 9 105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Notwithstanding the foregoing, Grantor shall not be required to notify Agent and take such actions as Agent may reasonably request to the extent that the amounts payable under or in connection with any such Electronic Chattel Paper or other transferable record do not exceed $2,000,000.00 in the aggregate for all Grantors. The Agent agrees with such Grantor that the Agent will arrange, pursuant to procedures reasonably satisfactory to the Agent and so long as such procedures will not result in the Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9 105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.
(d)    Letter-of-Credit Rights. If such Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor, (which, for the avoidance of doubt, shall not include any Letter of Credit issued pursuant to the Credit Agreement), such Grantor shall promptly notify the Agent thereof and such Grantor shall, at the request of the Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Agent of, and to pay to the Agent, the proceeds of, any drawing under the Letter of Credit or (ii) arrange for the Agent to become the beneficiary of such Letter of Credit, with the Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement. Notwithstanding the foregoing, Grantor shall not be required to notify Agent and take such actions outlined in clauses (i) or (ii) hereof to the extent that the amounts payable under or in connection with any such Letter of Credit do not exceed $2,000,000.00 in the aggregate for all Grantors.

(e)    Commercial Tort Claims. As of the date hereof it holds no Commercial Tort Claims other than those listed in Section IV of the Information Certificate. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in excess of $2,000,000.00, such Grantor shall promptly notify the Agent in writing signed by such Grantor of the brief details thereof and grant to the Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.
ARTICLE IV.

REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to, and without limitation of, each of the representations, warranties and covenants set forth in the Credit Agreement and the other Loan Documents to which such Grantor is a party, each Grantor represents, warrants and covenants as follows:
SECTION 4.1.        Title. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been, or will be, filed in favor of the Agent pursuant to this Security Agreement, in favor of Term Agent in connection with the Term Facility, or as are permitted by the Credit Agreement. Other than Agent and the Term Agent, no Person other than the Agent has Control or possession of all or any part of the Collateral, except as permitted by the Credit Agreement.

SECTION 4.2.        Limitation on Liens; Defense of Claims; Transferability of Collateral. Each Grantor is as of the date hereof, and, as to Collateral acquired by it from time to time after the date hereof, such Grantor will be, the sole direct and beneficial owner of all Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than the Liens and security interest created by this Security Agreement and Permitted Encumbrances. Each Grantor shall, at its own cost and reasonable expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Agent and the priority thereof against all claims and demands of all Persons, at its own cost and reasonable expense, at any time claiming any interest therein adverse to the Agent or any other Credit Party other than Permitted Encumbrances. Other than as permitted by the Credit Agreement, there is no agreement, and no Grantor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral or otherwise materially impair or conflict with such Grantors’ obligations or the rights of the Agent hereunder.

SECTION 4.3.        Location of Inventory and Equipment. As of the Closing Date, except for (a) Equipment and Inventory at the locations identified in Section 1.C of the Information Certificate, and (b) Equipment consisting of portable office equipment used by employees of the Loan Parties in the ordinary course of business, all Equipment and Inventory of such Grantor is located at the chief executive office or such other location listed in Schedule 5.08(b)(1) and Schedule 5.08(b)(2) of the Credit Agreement.

SECTION 4.4.        Condition and Maintenance of Equipment. The Equipment of such Grantor is in good repair, working order and condition, reasonable wear and tear excepted. Each Grantor shall cause the Equipment to be maintained and preserved in good repair, working order and condition, reasonable wear and tear excepted, and shall as quickly as commercially reasonable make or cause to be made all repairs, replacements and other improvements which are necessary in the conduct of such Grantor’s business.

SECTION 4.5.        Due Authorization and Issuance. All of the Pledged Interests existing on the Closing Date have been, and to the extent any Pledged Interests are hereafter issued, such shares or other equity interests will be, upon such issuance, duly authorized, validly issued and, to the extent applicable, fully paid and non-assessable. All of the Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Grantor to any issuer of the Pledged Interests in exchange for or in connection with the issuance of the Pledged Interests or any Grantor’s status as a partner or a member of any issuer of the Pledged Interests.

SECTION 4.6.        No Conflicts, Consents, etc. No consent of any party (including, without limitation, equity holders or creditors of such Grantor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required (A) for the grant of the security interest by such Grantor of the Collateral pledged by each such Grantor pursuant to this Security Agreement or for the execution, delivery or performance hereof by such Grantor, (B) for the exercise by the Agent of the voting or other rights provided for in this Security Agreement or (C) for the exercise by the Agent of the remedies in respect of the Collateral pursuant to this Security Agreement except, in each case, for such consents which have been obtained prior to the date hereof. Following the occurrence and during the continuation of an Event of Default, if the Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Security Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Agent, such Grantor agrees to use commercially reasonable efforts to assist and aid the Agent to obtain as soon as commercially practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.7.        Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Credit Party in connection with this Security Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects.

SECTION 4.8.        Insurance. Such Grantor shall maintain or shall cause to be maintained such insurance as is required pursuant to Section 6.07 of the Credit Agreement. Each Grantor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Grantor’s true and lawful agent (and attorney-in¬-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of the Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto, the Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent deems advisable in its Permitted Discretion. All sums disbursed by the Agent in connection with this SECTION 4.8, including reasonable attorneys’ fees, court costs and reasonable and documented expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.9.        Access to Collateral, Books and Records; Other Information. Without limitation or duplication of the provisions of Section 6.10 of the Credit Agreement, upon reasonable prior request to each Grantor, the Agent, its agents, accountants and attorneys shall have access to visit and inspect at such reasonable times and during normal business hours, all of the Collateral including, without limitation, all of the books, correspondence and records of such Grantor relating thereto. The Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Agent, at such Grantor’s cost and reasonable expense, such clerical and other assistance as may be reasonably requested by the Agent with regard thereto. Such Grantor shall, at any and all times, within a reasonable time after written request by the Agent, furnish or cause to be furnished to the Agent, in such manner and in such detail as may be reasonably requested by the Agent, additional information with respect to the Collateral.

ARTICLE V.

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.        Pledge of Additional Securities Collateral. Each Grantor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person required to be pledged hereunder, accept the same in trust for the benefit of the Agent and promptly deliver to the Agent a pledge amendment, duly executed by such Grantor, in substantially the form of Exhibit 1 annexed hereto (each, a “Pledge Amendment”), and the certificates and other documents required under SECTION 3.1 and SECTION 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Security Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Grantor hereby authorizes the Agent to attach each Pledge Amendment to this Security Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Collateral.

SECTION 5.2.        Voting Rights; Distributions; etc.

(i)    So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other Loan Document evidencing the Secured Obligations. The Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and reasonable expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this SECTION 5.2(i).
(ii)    Upon the occurrence and during the continuance of any Event of Default, all rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to SECTION 5.2(i) hereof without any action, other than, in the case of any Securities Collateral, or the giving of any notice shall immediately cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; provided that the Agent shall have the right, in its sole discretion, from time to time following the occurrence and continuance of an Event of Default to permit such Grantor to exercise such rights under SECTION 5.2(i). After such Event of Default is no longer continuing, each Grantor shall have the right to exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to SECTION 5.2(i) hereof.
(iii)    (A) Until such time as the Term Facility has been terminated and paid in full, so long as no Event of Default shall have occurred and be continuing, or (B) from and after the termination of the Term Facility, so long as no Cash Dominion Event shall have occurred and be continuing, each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with, and to the extent permitted by, the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be promptly delivered to the Agent to hold as Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor and be promptly delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement). The Agent shall, if necessary, upon written request of any Grantor and at the sole cost and reasonable expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to receive the Distributions which it is authorized to receive and retain pursuant to this SECTION 5.2(iii).
(iv)    (A) Until such time as the Term Facility has been terminated and paid in full, upon the occurrence and during the continuance of any Event of Default, or (B) from and after the termination of the Term Facility, upon the occurrence and during the continuance of any Cash Dominion Event, all rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to SECTION 5.2(iii) hereof shall cease and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions. After such Event of Default or Cash Dominion Event, as applicable, is no longer continuing, each Grantor shall have the right to receive the Distributions which it would be authorized to receive and retain pursuant to SECTION 5.2(ii).

(v)    Each Grantor shall, at its sole cost and reasonable expense, from time to time execute and deliver to the Agent appropriate instruments as the Agent may reasonably request in order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to SECTION 5.2(ii) hereof and to receive all Distributions which it may be entitled to receive under SECTION 5.2(iii) hereof.
(vi)    All Distributions which are received by any Grantor contrary to the provisions of SECTION 5.2(ii) hereof shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall promptly be paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement).
SECTION 5.3.        Organization Documents. Each Grantor has delivered to the Agent true, correct and complete copies of its Organization Documents. The Organization Documents are in full force and effect. No Grantor will terminate or agree to terminate any Organization Documents or make any amendment or modification to any Organization Documents, including an election to treat any Pledged Interests of such Grantor as a security under Section 8-103 of the UCC, in each case to the extent prohibited by the Credit Agreement.

SECTION 5.4.        Defaults, Etc. Such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Securities pledged by it, and such Grantor is not in violation of any other provisions of any such agreement to which such Grantor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates, if any, delivered to the Agent) which evidence any Pledged Securities of such Grantor.

SECTION 5.5.        Certain Agreements of Grantors As Issuers and Holders of Equity Interests.

(i)    In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Security Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(ii)    In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by the applicable Organization Documents to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Agent or its nominee and to the substitution of the Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.
ARTICLE VI.
CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1.        Grant of License. Without limiting the rights of Agent as the holder of a Lien on the Collateral constituting Intellectual Property, for the purpose of enabling the Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such License access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof. With respect to Trademarks, such license shall be subject to the requirement that the quality of goods and services offered under the Trademarks be substantially consistent with the quality of the goods and services offered thereunder by such Grantor prior to Agent’s exercise of rights and remedies.

SECTION 6.2.        Registrations. Except pursuant to licenses and other user agreements entered into by any Grantor in the ordinary course of business that are listed in Section III of the Information Certificate, on and as of the date hereof (i) each Grantor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any material Copyright, Patent or Trademark listed in Section III of the Information Certificate, and (ii) all registrations listed in Section III of the Information Certificate are valid and in full force and effect.

SECTION 6.3.        No Violations or Proceedings. To each Grantor’s knowledge, on and as of the date hereof, there is no violation by others of any right of such Grantor with respect to any Copyright, Patent or Trademark listed in Section III of the Information Certificate, respectively, pledged by it under the name of such Grantor.

SECTION 6.4.        Protection of Agent’s Security. On a continuing basis, each Grantor shall, at its sole cost and reasonable expense, (i) promptly following its becoming aware thereof, notify the Agent of (A) any adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any Material Intellectual Property necessary for the conduct of business of such Grantor or (B) the institution of any proceeding or any adverse determination in any federal, state or local court or administrative body regarding such Grantor’s claim of ownership in or right to use any of the Material Intellectual Property material to the use and operation of the Collateral, its right to register such Material Intellectual Property or its right to keep and maintain such registration in full force and effect, (ii) maintain and protect the Material Intellectual Property of such Grantor, (iii) not permit to lapse or become abandoned any Material Intellectual Property of such Grantor, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Material Intellectual Property, in each case except as shall be consistent with commercially reasonable business judgment and, if any Event of Default has occurred and is continuing, with the prior approval of the Agent (such approval not to be unreasonably withheld), (iv) upon such Grantor’s obtaining knowledge thereof, promptly notify the Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any Material Intellectual Property or any portion thereof material to the use and operation of the Collateral, the ability of such Grantor or the Agent to dispose of the Material Intellectual Property or any portion thereof or the rights and remedies of the Agent in relation thereto including, without limitation, a levy or threat of levy or any legal process against the Material Intellectual Property or any portion thereof, (v) not license the Material Intellectual Property other than licenses entered into by such Grantor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the material licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Material Intellectual Property or the Lien on and security interest in the Collateral constituting Material Intellectual Property intended to be granted to the Agent or the benefit of the Credit Parties, without the consent of the Agent, (vi) until the Agent exercises its rights to make collection, diligently keep adequate records respecting the Material Intellectual Property and (vii) furnish to the Agent from time to time upon the Agent’s reasonable request therefor detailed statements and amended schedules further identifying and describing the Material Intellectual Property and such other materials evidencing or reports pertaining to the Material Intellectual Property as the Agent may from time to time reasonably request. Notwithstanding the foregoing, nothing herein shall prevent any Grantor from selling, disposing of or otherwise using any Material Intellectual Property as permitted under the Credit Agreement.

SECTION 6.5.        After-Acquired Property. If any Grantor shall, at any time before this Security Agreement shall have been terminated in accordance with SECTION 9.5(a), (i) obtain any rights to any additional Material Intellectual Property or (ii) become entitled to the benefit of any additional Material Intellectual Property or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Material Intellectual Property, or any improvement on any Material Intellectual Property, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this SECTION 6.5 with respect to such Grantor shall automatically constitute Collateral if such would have constituted Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Security Agreement without further action by any party. With respect to any federally registered Material Intellectual Property, each Grantor shall promptly (a) provide to the Agent written notice of any of the foregoing and (b) confirm the attachment of the Lien and security interest created by this Security Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this SECTION 6.5 by execution of an instrument in form reasonably acceptable to the Agent.

SECTION 6.6.        Modifications. Each Grantor authorizes the Agent to modify this Security Agreement by amending Section III of the Information Certificate to include any Material Intellectual Property acquired or arising after the date hereof of such Grantor including, without limitation, any of the items listed in SECTION 6.5 hereof.

SECTION 6.7.        Litigation. Unless there shall occur and be continuing any Event of Default, each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and reasonable expense of the Grantors, such applications for protection of Material Intellectual Property and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Material Intellectual Property. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property and/or bring suit in the name of any Grantor, the Agent or the other Credit Parties to enforce the Material Intellectual Property and any license thereunder. In the event of such suit, each Grantor shall, at the reasonable request of the Agent, do any and all lawful acts and execute any and all documents requested by the Agent in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Agent, as the case may be, for all reasonable and documented costs and expenses incurred by the Agent in the exercise of its rights under this SECTION 6.7 in accordance with SECTION 9.3 hereof. In the event that the Agent shall elect not to bring suit to enforce the Material Intellectual Property, each Grantor agrees, at the request of the Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Material Intellectual Property by any Person.

SECTION 6.8.        Third Party Consents. Each Grantor shall use reasonable commercial efforts to obtain the consent of third parties to the extent such consent is necessary or desirable to create a valid, perfected security interest in favor of the Agent in any Collateral constituting Material Intellectual Property.

ARTICLE VII.
CERTAIN PROVISIONS CONCERNING CREDIT CARD RECEIVABLES AND ACCOUNTS

SECTION 7.1.        Special Representations and Warranties. As of the time when any of its Credit Card Receivables is included in the Borrowing Base as an Eligible Credit Card Receivable or any of its Accounts is included in the Borrowing Base as an Eligible Trade Receivable, each Grantor shall be deemed to have represented and warranted that such Credit Card Receivable or Account, as applicable, and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be, (ii) represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan, and (iii) are in all material respects in compliance and conform with all applicable federal, state and local Laws and applicable Laws of any relevant foreign jurisdiction.

SECTION 7.2.        Maintenance of Records. Each Grantor shall keep and maintain at its own cost and reasonable expense complete records of each Credit Card Receivable or Account, as applicable, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Grantor shall, at such Grantor’s sole cost and reasonable expense, upon the Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of all Credit Card Receivables and Accounts, including, without limitation, all documents evidencing such Credit Card Receivables and Accounts and any books and records relating thereto to the Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). Upon the occurrence and during the continuance of any Event of Default, the Agent may transfer a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Credit Card Receivables and Accounts to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Credit Card Receivables or Accounts, as applicable or the Agent’s security interest therein in accordance with applicable Law without the consent of any Grantor.

SECTION 7.3.        Modification of Terms, Etc. No Grantor shall (i) rescind or cancel any indebtedness evidenced by any Credit Card Receivable or Account or modify any material term thereof or make any material adjustment with respect thereto, (ii) extend or renew any such indebtedness, (iii) compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or (iv) sell any Credit Card Receivable or Account or interest therein, in each case, except in the ordinary course of business consistent with prudent business practice or in accordance with the Credit Agreement without the prior written consent of the Agent.

SECTION 7.3.        Collection. Each Grantor shall cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business consistent with prudent business practice (including, without limitation, Accounts that are delinquent, which Accounts shall be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply promptly upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account; provided that each Grantor may, with respect to an Account, allow (i) a refund or credit consistent with commercially reasonable business practice and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable under the circumstances, in each case in the ordinary course of business and in accordance with such Grantor’s practices as in effect from time to time. The reasonable and documented costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, in any case, whether incurred by any Grantor, the Agent or any other Credit Party, shall be paid by the Grantors.

ARTICLE VIII.
REMEDIES

SECTION 8.1.        Remedies. Upon the occurrence and during the continuance of any Event of Default the Agent may, and at the direction of the Required Lenders, shall, from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein, under applicable Law or otherwise available to it, the following remedies (subject to any notice requirements expressly set forth herein):

(i)    Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Grantor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Grantor;
(ii)    Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Grantor, prior to receipt by any such obligor of such instruction, such Grantor shall segregate all amounts received pursuant thereto in trust for the benefit of the Agent and shall promptly pay such amounts to the Agent;
(iii)    Sell, assign, grant a license to use or otherwise liquidate, or direct any Grantor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;
(iv)    Take possession of the Collateral or any part thereof, by directing any Grantor in writing to deliver the same to the Agent at any place or places so designated by the Agent, in which event such Grantor shall at its own expense: (A) promptly cause the same to be moved to the place or places designated by the Agent and therewith delivered to the Agent, (B) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Grantor’s obligation to deliver the Collateral as contemplated in this SECTION 8.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Agent shall be entitled to a decree requiring specific performance by any Grantor of such obligation;
(v)    Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Grantor constituting Collateral for application to the Secured Obligations as provided in Article X hereof;

(vi)    Retain and apply the Distributions to the Secured Obligations as provided in Article IX hereof;
(vii)    Exercise any and all rights as beneficial and legal owner of the Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and
(viii)    Exercise all the rights and remedies of a secured party under the UCC, and the Agent may also in its sole discretion, without notice except as specified in SECTION 8.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, as part of one or more going out of business sales in the Agent’s own right or by one or more agents and contractors, all as the Agent, in its sole discretion, may deem advisable, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent shall have the right to conduct such sales on any Grantor’s premises and shall have the right to use any Grantor’s premises without charge for such sales for such time or times as the Agent may see fit. The Agent and any agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods not owned, in whole or in part, by any Grantor (all of which other goods shall remain the sole property of the Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the reasonable and documented costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. The Agent or any other Credit Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives, to the fullest extent permitted by Law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. To the fullest extent permitted by Law, each Grantor hereby waives any claims against the Agent arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree.
SECTION 8.2.        Notice of Sale. Each Grantor acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by applicable Law and unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide such Grantor such advance notice as may be practicable under the circumstances), ten (10) days’ prior notice to such Grantor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Grantor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying (as permitted under Law) any right to notification of sale or other intended disposition.

SECTION 8.3.        Waiver of Notice and Claims. Each Grantor hereby waives, to the fullest extent permitted by applicable Law, notice or judicial hearing in connection with the Agent’s taking possession or the Agent’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Grantor would otherwise have under law, and each Grantor hereby further waives, to the fullest extent permitted by applicable Law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law. The Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VIII in the absence of gross negligence or willful misconduct on the part of the Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Grantor.

SECTION 8.4.        Certain Sales of Collateral.

(i)    Each Grantor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Grantor acknowledges that any such sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Law, the Agent shall have no obligation to engage in public sales.
(ii)    Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities Laws, the Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities Laws, even if such issuer would agree to do so.

(iii)    If the Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property in accordance with the provisions of this Agreement, upon written request, the applicable Grantor shall from time to time furnish to the Agent all such information that is then available to such Grantor as the Agent may reasonably request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
(iv)    Each Grantor further agrees that a breach of any of the covenants contained in this SECTION 8.4 will cause irreparable injury to the Agent and the other Credit Parties, that the Agent and the other Credit Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 8.4 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense (i) that no Event of Default has occurred and is continuing, or (ii) that the Termination Date has occurred and the relevant Grantor or Grantors have been released from its or their obligations in accordance with the express terms of the Credit Agreement.
SECTION 8.5.        No Waiver; Cumulative Remedies.
(i)    No failure on the part of the Agent to exercise, no course of dealing with respect to, and no delay on the part of the Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.
(ii)    In the event that the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case, the Grantors, the Agent and each other Credit Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Agent and the other Credit Parties shall continue as if no such proceeding had been instituted.
SECTION 8.6.        Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of Agent, each Grantor shall execute and deliver to Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and such other documents as are necessary or appropriate to carry out the intent and purposes hereof to the extent such assignment does not result in any loss of rights therein under applicable Law.

SECTION 8.7.        Application of Proceeds. The proceeds received by the Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Agent of its remedies shall be applied, together with any other sums then held by the Agent pursuant to this Security Agreement, in accordance with and as set forth in Section 8.03 of the Credit Agreement.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.1.        Concerning the Agent.

(i)    The Agent has been appointed as administrative agent and collateral agent pursuant to the Credit Agreement. The actions of the Agent hereunder are subject to the provisions of the Credit Agreement. The Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Security Agreement and the Credit Agreement. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by the Agent in good faith. Each Credit Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Credit Party that all rights and remedies hereunder may be exercised solely by the Agent for the benefit of the Credit Parties in accordance with the terms of this Agreement. The Agent may resign and a successor Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Agent by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent under this Security Agreement, and the retiring Agent shall thereupon be discharged from its duties and obligations under this Security Agreement. After any retiring Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was the Agent.
(ii)    The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Agent nor any of the other Credit Parties shall have responsibility for, without limitation (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Agent or any other Credit Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.
(iii)    The Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Security Agreement and its duties hereunder, upon advice of counsel selected by it.

(iv)    If any item of Collateral also constitutes collateral granted to Agent under any other security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other security agreement, pledge or instrument of any type in respect of such collateral, Agent, in its sole discretion, shall select which provision or provisions shall control.
SECTION 9.2.        Agent May Perform; Agent Appointed Attorney-in-Fact. If any Grantor shall fail to perform any covenants contained in this Security Agreement or in the Credit Agreement (including, without limitation, such Grantor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Claims, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any other obligations of such Grantor with respect to any Collateral) or if any representation or warranty on the part of any Grantor contained herein shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend reasonable funds for such purpose; provided, however, that Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby and which such Grantor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Agent shall be paid by the Grantors in accordance with the provisions of SECTION 9.3 hereof. Neither the provisions of this SECTION 9.2 nor any action taken by Agent pursuant to the provisions of this SECTION 9.2 shall prevent any such failure to observe any covenant contained in this Security Agreement nor any breach of warranty from constituting an Event of Default. Each Grantor hereby appoints the Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time after the occurrence and during the continuation of an Event of Default in the Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement and the other Security Documents which the Agent may deem necessary to accomplish the purposes hereof. Except where prior notice is expressly not required (or expressly required) by the terms of this Agreement, the Agent shall use commercially reasonable efforts to provide notice to the Grantor prior to taking any action taken in the preceding sentence; provided, that failure to deliver such notice (other than any notice expressly required hereby) shall not limit the Agent’s right to take such action or the validity of such action. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 9.3.        Expenses. Each Grantor will upon demand pay to the Agent the amount of any and all amounts required to be paid pursuant to Section 10.04 of the Credit Agreement.

SECTION 9.4.        Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Grantors, their respective successors and assigns, and (ii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the other Credit Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Credit Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Credit Party, herein or otherwise, subject, however, to the provisions of the Credit Agreement.

SECTION 9.5.        Termination; Release. This Security Agreement, the Lien in favor of the Agent (for the benefit of itself and the other Credit Parties) and all other security interests granted hereby shall terminate with respect to all Secured Obligations (other than (i) contingent indemnification obligations for which claims have not been asserted and (ii) unless the Obligations have been accelerated as a result of the occurrence of any Event of Default or the Loan Parties are liquidating substantially all of their assets, subject to the first proviso hereto, Obligations in respect of Other Liabilities) when (i) the Commitments shall have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Secured Obligations shall have been indefeasibly paid in full in cash, (iii) all Letters of Credit (as defined in the Credit Agreement) shall have (A) expired or terminated and have been reduced to zero, (B) been Cash Collateralized to the extent required by the Credit Agreement, or (C) been supported by another letter of credit in a manner reasonably satisfactory to the L/C Issuer and the Agent, and (iv) all Unreimbursed Amounts shall have been indefeasibly paid in full in cash; provided, however, that in connection with the termination of the Commitments and satisfaction of the Loans and Letters of Credit as set forth above, the Agent may require such indemnities or, in the case of the succeeding clause (y) only, collateral security as it shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any Obligations that may then exist or thereafter arise with respect to Other Liabilities (other than Swap Contracts or foreign exchange facilities) to the extent the same is provided for pursuant to the documentation governing such Other Liabilities (it being understood that, to the extent the documentation governing such Other Liabilities permits or requires termination of such services upon the termination of the Commitments and satisfaction of the Loans and Letters of Credit as set forth above, any Loan Party and Lender may negotiate such contractual arrangements as they deem proper to provide for the continued provision of such services).

(b)    The Collateral shall be released from the Lien of this Security Agreement in accordance with the provisions of the Credit Agreement. Upon such release, in accordance with the provisions of the Credit Agreement, the Agent shall, upon the request and at the sole cost and reasonable expense of the Grantors, assign, transfer and deliver to the Grantors, against receipt and without recourse to or warranty by the Agent, such of the Collateral to be released (in the case of a release) or all of the Collateral (in the case of termination of this Security Agreement) as may be in possession of the Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC 3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.

(c)    At any time that the respective Grantor desires that the Agent take any action described in clause (b) of this SECTION 9.5, such Grantor shall, upon request of the Agent, deliver to the Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to clause (a) or (b) of this SECTION 9.5. The Agent shall have no liability whatsoever to any other Credit Party as the result of any release of Collateral by it as permitted (or which the Agent in good faith believes to be permitted) by this SECTION 9.5.
(d)    If any Grantor ceases to be a Borrower or Guarantor in accordance with the provisions of Section 7.04 of the Credit Agreement, the Agent will, at the Grantors reasonable expense and upon receipt of any certifications reasonably requested by the Agent in connection therewith, execute and deliver to the applicable Grantor such documents as such Grantor may reasonably request to evidence the release of the applicable Grantor from the security interests granted and obligations assumed hereunder.
SECTION 9.6.        Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Grantor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Agent and the Grantors. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Security Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

SECTION 9.7.        Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Grantor, addressed to it at the address of the Lead Borrower set forth in the Credit Agreement and as to the Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other parties hereto complying as to delivery with the terms of this SECTION 9.7.

SECTION 9.8.        GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.9.        CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. (a) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, SUBJECT TO THE LAST SENTENCE HEREOF, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)    EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)    EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.7. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER INITIATED BY OR AGAINST ANY SUCH PERSON OR IN WHICH ANY SUCH PERSON IS JOINED AS A PARTY LITIGANT). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.10.        Severability of Provisions. If any provision of this Security Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.11.        Execution in Counterparts; Effectiveness. This Security Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 9.12.        No Release. Nothing set forth in this Security Agreement shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Agent or any other Credit Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on the Agent or any other Credit Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Security Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. The obligations of each Grantor contained in this SECTION 9.12 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Security Agreement, the Credit Agreement and the other Loan Documents.

SECTION 9.13.        Obligations Absolute. All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(i)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor;
(ii)    any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;
(iii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;
(iv)    any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v)    any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of SECTION 9.6 hereof; or
(vi)    any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Grantor (other than the termination of this Security Agreement in accordance with SECTION 9.5(a) hereof).
SECTION 9.14        Intercreditor Agreement. Notwithstanding anything herein to the contrary:

(a)    the Liens and security interests granted to the Agent pursuant to this Security Agreement, and the exercise of any right or remedy by the Agent hereunder, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Security Agreement, (i) as between the Agent, on one hand, the Grantors, on the other hand, the terms of this Security Agreement shall govern and control, and (ii) as between the Agent, on the one hand, and the Term Agent, on the other hand, the terms of the Intercreditor Agreement shall govern and control.
(b)    Until such time as the Term Facility has been paid in full, to the extent the Grantors are required under the terms of the Term Documents to deliver any possessory Collateral constituting Term Priority Collateral to the Term Agent, such delivery shall be deemed to satisfy any obligation hereunder to deliver such Collateral to the Agent so long as the Term Agent holds such Collateral as bailee for the Agent pursuant to the terms of the Intercreditor Agreement.
SECTION 9.15.        Conflict. In the event that the provisions of this Agreement conflict with the provisions of the Credit Agreement, the terms of the Credit Agreement shall prevail.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantors and the Agent have caused this Security Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.
GRANTORS:

ABERCROMBIE & FITCH
MANAGEMENT CO.
ABERCROMBIE & FITCH STORES, INC.
J.M. HOLLISTER, LLC
GILLY HICKS, LLC
ABERCROMBIE & FITCH TRADING CO.
A & F TRADEMARK, INC.
ABERCROMBIE & FITCH HOLDING
CORPORATION
HOLLISTER CO.
J.M.H. TRADEMARK, INC.
HOLLISTER CO. CALIFORNIA, LLC
A&F CANADA HOLDING CO.
AFH PUERTO RICO LLC

By:	/s/ Everett Gallgher
Name:	Everett Gallagher
Title:	Senior Vice President and Treasurer

ABERCROMBIE & FITCH CO.

By:	/s/ Everett Gallagher
Name:	Everett Gallagher
Title:	Senior Vice President - Tax, Treasury and Risk Management and Treasurer

ABERCROMBIE & FITCH PROCURMENT SERVICES, LLC

By:     Abercrombie & Fitch Trading Co.,
its Sole Member

By:	/s/ Everett Gallagher
Name:	Everett Gallagher
Title:	Senior Vice President and Treasurer

Signature Page to Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Peter R. Martinets
Name:	Peter R. Martinets
Title:	Managing Director

Signature Page to Security Agreement

EXHIBIT 1
[Form of]
SECURITIES PLEDGE AMENDMENT
This Securities Pledge Amendment, dated as of _________, is delivered pursuant to SECTION 5.1 of that certain Security Agreement (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of August 7, 2014, made by (i) ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation, as lead borrower for itself and the other Borrowers (the “Lead Borrower”), (ii) THE BORROWERS party thereto from time to time (together with the Lead Borrower, the “Borrowers”, and (iii) THE GUARANTORS party thereto from time to time (the “Guarantors”), as pledgors, assignors and debtors (the Borrowers, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Grantors,” and each, a “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at One Boston Place, 19th Floor, Boston, Massachusetts 02108, in its capacity as administrative agent and collateral agent for the Credit Parties, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Secured Obligations.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[__________________________________________________],
as Grantor
By: ______________________________________________________
Name:
Title:

AGREED TO AND ACCEPTED:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:    __________________________
Name:
Title:

Those portions of this Schedule I
marked with an [*] have been omitted pursuant
to a request for confidential treatment and
have been filed separately with the SEC.
SCHEDULE I
Intercompany Notes
(a)Foreign Subsidiaries. As of the Closing Date, the following instruments, or loan agreements in connection with, are paid or payable to the Loan Parties from foreign subsidiaries:

[*]

(b)Domestic Subsidiaries and Loan Parties. As of the Closing Date, the following instruments, or loan agreements in connection with, are paid or payable to the Loan Parties from domestic subsidiaries or other Loan Parties:

[*]

SCHEDULE II
Filings, Registrations and Recordings
UCC-1 Initial Financing Statement to be filed with the California Secretary of State and listing Hollister Co. California, LLC, as debtor
UCC-1 Initial Financing Statement to be filed with the Delaware Department of State and listing Abercrombie & Fitch Management Co., as debtor
UCC-1 Initial Financing Statement to be filed with the Delaware Department of State and listing Abercrombie & Fitch Co., as debtor
UCC-1 Initial Financing Statement to be filed with the Delaware Department of State and listing Abercrombie & Fitch Holding Corporation, as debtor
UCC-1 Initial Financing Statement to be filed with the Delaware Department of State and listing A&F Canada Holding Co., as debtor
UCC-1 Initial Financing Statement to be filed with the Delaware Department of State and listing A & F Trademark, Inc., as debtor
UCC-1 Initial Financing Statement to be filed with the Delaware Department of State and listing Hollister Co., as debtor
UCC-1 Initial Financing Statement to be filed with the Delaware Department of State and listing J.M.H. Trademark, Inc., as debtor
UCC-1 Initial Financing Statement to be filed with the Ohio Secretary of State and listing Abercrombie & Fitch Stores, Inc., as debtor
UCC-1 Initial Financing Statement to be filed with the Ohio Secretary of State and listing Abercrombie & Fitch Trading Co., as debtor
UCC-1 Initial Financing Statement to be filed with the Ohio Secretary of State and listing Gilly Hicks, LLC, as debtor
UCC-1 Initial Financing Statement to be filed with the Ohio Secretary of State and listing J.M. Hollister, LLC, as debtor
UCC-1 Initial Financing Statement to be filed with the Ohio Secretary of State and listing Abercrombie & Fitch Procurement Services, LLC, as debtor
UCC-1 Initial Financing Statement to be filed with the Ohio Secretary of State and listing AFH Puerto Rico LLC, as debtor
UCC-1 Initial Financing Statement to be filed with the Puerto Rico Department of State and listing AFH Puerto Rico LLC, as debtor
Grant of Security Interest in United States Trademarks to be filed with the United States Patent and Trademark Office and listing Abercrombie & Fitch Trading Co., as grantor
Grant of Security Interest in United States Patents to be filed with the United States Patent and Trademark Office and listing each of A & F Trademark, Inc. and Abercrombie & Fitch Trading Co., as grantors
Grant of Security Interest in United States Copyrights to be filed with the United States Copyright Office and listing each of A & F Trademark, Inc. and Abercrombie & Fitch Trading Co., as grantors

SCHEDULE III
Pledged Interests

Owner	Issuer	Type of Organization	# of Shares or Percentage Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)
Abercrombie & Fitch Co.	Abercrombie & Fitch Holding Corporation	Corporation	100	100	100%	2
Abercrombie & Fitch Holding Corporation	Abercrombie & Fitch Management Co.	Corporation	100	100	100%	1
Abercrombie & Fitch Holding Corporation	Abercrombie & Fitch Distribution Company	Corporation	100	100	100%	1
Abercrombie & Fitch Management Co.	A & F Trademark, Inc.	Corporation	105	105	100%	5 and TBD[1]
Abercrombie & Fitch Management Co.	Abercrombie & Fitch Stores, Inc.	Corporation	100	100	100%	1
Abercrombie & Fitch Management Co.	Hollister Co.	Corporation	100	100	100%	1
Abercrombie & Fitch Management Co.	Abercrombie & Fitch International, Inc.	Corporation	100	100	65%	TBD[1]
Abercrombie & Fitch Management Co.	Fan Company, LLC	Limited liability company	100%	N/A	100%	Uncertificated
Abercrombie & Fitch Management Co.	Canoe, LLC	Limited liability company	100%	N/A	100%	Uncertificated
Abercrombie & Fitch Management Co.	Crombie, LLC	Limited liability company	100%	N/A	100%	Uncertificated
Abercrombie & Fitch Management Co.	DFZ, LLC	Limited liability company	100%	N/A	100%	Uncertificated
Abercrombie & Fitch Management Co.	NSOP, LLC	Limited liability company	100%	N/A	100%	Uncertificated
A & F Trademark, Inc.	J.M.H. Trademark, Inc.	Corporation	100	100	100%	4
Abercrombie & Fitch Stores, Inc.	J.M. Hollister, LLC	Limited liability company	100%	N/A	100%	Uncertificated
_____________________________
1 Certificated shares to be reissued and delivered pursuant to Schedule 6.19 of the Credit Agreement.

Owner	Issuer	Type of Organization	# of Shares or Percentage Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)
Abercrombie & Fitch Stores, Inc.	Ruehl No. 925 LLC	Limited liability company	100%	N/A	100%	Uncertificated
Abercrombie & Fitch Stores, Inc.	Gilly Hicks, LLC	Limited liability company	100%	N/A	100%	Uncertificated
J.M.H. Trademark, Inc.	Abercrombie & Fitch Trading Co.	Corporation	100	100	100%	3
Abercrombie & Fitch Trading Co.	Abercrombie & Fitch Procurement Services, LLC	Limited liability company	100%	N/A	100%	Uncertificated
Abercrombie & Fitch Trading Co.	Hollister Co. California, LLC	Limited liability company	100%	N/A	100%	Uncertificated
A&F Canada Holding Co.	AFH Canada Stores Co.	Corporation	100%	11,673,863	64.17%	2, 3 and 5

SCHEDULE IV
Intellectual Property
Copyrights

Grantor	Registration Number	Date	Copyright
A & F Trademark, Inc.	VA 1-231-955	9/22/03	Moose I
Abercrombie & Fitch Trading Co.	VA 1-637-022	6/11/08	Miscellaneous Bird Design
Abercrombie & Fitch Trading Co.	VA 1-415-056	5/29/07	Seagull Design

Trademarks

Grantor	Trademark	App. No.	App. Date	Reg. No.	Reg. Date
Abercrombie & Fitch Trading Co.	A & F	86/142,294	12-Dec-2013
Abercrombie & Fitch Trading Co.	A & F	86/285,193	19-May-2014
Abercrombie & Fitch Trading Co.	A & F	73/239,161	14-Nov-1979	1,169,714	15-Sep-1981
Abercrombie & Fitch Trading Co.	A & F	75/981,420	31-Jan-2000	2,530,664	15-Jan-2002
Abercrombie & Fitch Trading Co.	A & F	78/787,866	09-Jan-2006	3,349,895	04-Dec-2007
Abercrombie & Fitch Trading Co.	A & F	77/923,258	29-Jan-2010	4,501,963	25-Mar-2014
Abercrombie & Fitch Trading Co.	A & F	85/547,931	21-Feb-2012
Abercrombie & Fitch Trading Co.	A & F	85/549,384	22-Feb-2012
Abercrombie & Fitch Trading Co.	ABERCROMBIE & FITCH	85/502,065	22-Dec-2011
Abercrombie & Fitch Trading Co.	ABERCROMBIE & FITCH	86/162,324	10-Jan-2014
Abercrombie & Fitch Trading Co.	ABERCROMBIE & FITCH	72/383,829	16-Feb-1971	951,410	23-Jan-1973
Abercrombie & Fitch Trading Co.	ABERCROMBIE & FITCH	73/239,158	14-Nov-1979	1,178,609	17-Nov-1981
Abercrombie & Fitch Trading Co.	ABERCROMBIE & FITCH	74/725,849	06-Sep-1995	1,999,665	10-Sep-1996
Abercrombie & Fitch Trading Co.	ABERCROMBIE & FITCH	76/124,449	08-Sep-2000	2,500,146	23-Oct-2001
Abercrombie & Fitch Trading Co.	ABERCROMBIE & FITCH	77/871,823	13-Nov-2009	4,361,667	02-Jul-2013
Abercrombie & Fitch Trading Co.	ABERCROMBIE & FITCH	77/923,252	29-Jan-2010	4,501,962	25-Mar-2014
Abercrombie & Fitch Trading Co.	ABERCROMBIE & FITCH	77/923,261	29-Jan-2010	4,392,587	27-Aug-2013
Abercrombie & Fitch Trading Co.	ABERCROMBIE & FITCH	77/923,477	29-Jan-2010	4,422,183	22-Oct-2013
Abercrombie & Fitch Trading Co.	ABERCROMBIE & FITCH	77/923,473	29-Jan-2010	4,517,968	22-Apr-2014
Abercrombie & Fitch Trading Co.	ABERCROMBIE & FITCH	75/113,828	04-Jun-1996	2,061,284	13-May-1997
Abercrombie & Fitch Trading Co.	FIERCE	85/502,678	22-Dec-2011
Abercrombie & Fitch Trading Co.	FIERCE	78/137,306	20-Jun-2002	2,713,598	06-May-2003
Abercrombie & Fitch Trading Co.	FIERCE	77/845,929	09-Oct-2009	4,361,661	02-Jul-2013
Abercrombie & Fitch Trading Co.	FIERCE	77/841,401	05-Oct-2009	4,238,034	06-Nov-2012
Abercrombie & Fitch Trading Co.	FIERCE	77/982,401	09-Oct-2009	4,057,045	15-Nov-2011

Grantor	Trademark	App. No.	App. Date	Reg. No.	Reg. Date
Abercrombie & Fitch Trading Co.	HOLLISTER	85/502,203	22-Dec-2011
Abercrombie & Fitch Trading Co.	HOLLISTER	86/257,848	21-Apr-2014
Abercrombie & Fitch Trading Co.	HOLLISTER	77/038,757	07-Nov-2006	3,310,650	16-Oct-2007
Abercrombie & Fitch Trading Co.	HOLLISTER	77/054,504	30-Nov-2006	3,358,499	25-Dec-2007
Abercrombie & Fitch Trading Co.	HOLLISTER	77/470,496	09-May-2008	3,605,286	14-Apr-2009
Abercrombie & Fitch Trading Co.	HOLLISTER	77/470,492	09-May-2008	3,605,285	14-Apr-2009
Abercrombie & Fitch Trading Co.	HOLLISTER	77/923,458	29-Jan-2010	4,478,358	04-Feb-2014
Abercrombie & Fitch Trading Co.	HOLLISTER	77/923,455	29-Jan-2010	4,485,432	18-Feb-2014
Abercrombie & Fitch Trading Co.	HOLLISTER	77/923,450	29-Jan-2010	4,485,431	18-Feb-2014
Abercrombie & Fitch Trading Co.	HOLLISTER	77/923,430	29-Jan-2010	4,501,964	25-Mar-2014
Abercrombie & Fitch Trading Co.	HOLLISTER	76/117,011	25-Aug-2000	2,648,144	12-Nov-2002
Abercrombie & Fitch Trading Co.	HOLLISTER	76/153,445	25-Oct-2000	2,774,426	21-Oct-2003
Abercrombie & Fitch Trading Co.	MOOSE Design (Solid)	78/743,432	31-Oct-2005
Abercrombie & Fitch Trading Co.	MOOSE Design (Solid)	85/789,540	28-Nov-2012
Abercrombie & Fitch Trading Co.	MOOSE Design (Solid)	86/142,248	12-Dec-2013
Abercrombie & Fitch Trading Co.	MOOSE Design (Solid)	78/299,926	12-Sep-2003	3,065,016	07-Mar-2006
Abercrombie & Fitch Trading Co.	MOOSE Design (Solid)	78/743,723	31-Oct-2005	3,964,371	24-May-2011
Abercrombie & Fitch Trading Co.	MOOSE Design (Solid)	78/977,673	31-Oct-2005	3,220,225	20-Mar-2007
Abercrombie & Fitch Trading Co.	MOOSE Design (Solid)	78/979,398	31-Oct-2005	3,383,434	12-Feb-2008
Abercrombie & Fitch Trading Co.	MOOSE Design (Solid)	77/968,297	25-Mar-2010	4,436,783	19-Nov-2013
Abercrombie & Fitch Trading Co.	MOOSE Design (Solid)	78/981,467	31-Oct-2005	4,168,384	03-Jul-2012
Abercrombie & Fitch Trading Co.	SEAGULL Design - Solid	86/142,226	12-Dec-2013
Abercrombie & Fitch Trading Co.	SEAGULL Design - Solid	86/232,482	26-Mar-2014
Abercrombie & Fitch Trading Co.	SEAGULL Design - Solid	86/232,484	26-Mar-2014
Abercrombie & Fitch Trading Co.	SEAGULL Design - Solid	76/516,815	16-May-2003	4,384,092	13-Aug-2013
Abercrombie & Fitch Trading Co.	SEAGULL Design - Solid	77/328,408	13-Nov-2007	3,426,742	13-May-2008
Abercrombie & Fitch Trading Co.	SEAGULL Design - Solid	77/470,498	09-May-2008	3,571,820	10-Feb-2009
Abercrombie & Fitch Trading Co.	SEAGULL Design - Solid	77/470,500	09-May-2008	3,795,415	01-Jun-2010
Abercrombie & Fitch Trading Co.	SEAGULL Design - Solid	77/730,244	06-May-2009	3,756,961	09-Mar-2010
Abercrombie & Fitch Trading Co.	SEAGULL Design - Solid	77/865,065	04-Nov-2009	3,855,891	05-Oct-2010
Abercrombie & Fitch Trading Co.	SEAGULL Design - Solid	76/979,139	16-May-2003	4,022,932	06-Sep-2011
Abercrombie & Fitch Trading Co.	SEAGULL Design - Solid	85/359,504	29-Jun-2011	4,091,084	24-Jan-2012

Patents

Grantor	Patent	Application / Patent Number	Application / Issue Date
A & F Trademark, Inc.	Support Pad for An Undergarment	U.S. 7,887,389 B1	12/14/2007
A & F Trademark, Inc.	Garment With Interior Bra Structure with Side Supports	U.S. RE 41,654 E	1/24/2007
Abercrombie & Fitch Trading Co.	Fragrance Bottle with Stopper	D663,218 S	2/18/2011
Abercrombie & Fitch Trading Co.	Bottle for Fragrance, Perfume, Eau De Toilette, Cosmetics or Other Products	D573,035	9/11/2007
A & F Trademark, Inc.	Shopping Bag Convertible to Poster	U.S. 6,663,282 B2	4/5/2002